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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference of our report dated March 14, 2000, with respect to the consolidated financial statements of Schuler Residential, Inc. (formerly Schuler Homes, Inc.) incorporated by reference in the Registration Statement on Form 10 of Schuler Homes, Inc. (formerly Schuler Holdings, Inc.) for the registration of its Class A common stock which is incorporated by reference in the Registration Statement on Form S-8 of Schuler Homes, Inc. pertaining to the Schuler Homes, Inc. 2000 Stock Incentive Plan and 1992 Stock Option Plan.

Honolulu, Hawaii
April 18, 2001